EXHIBIT 99.1

Community West Bancshares Earns $1.9 Million in Fourth Quarter; Results Driven by 10% Annual Loan Growth and Continued Improvement in Asset Quality; Declares Quarterly Cash Dividend of $0.03 Per Common Share

GOLETA, Calif., Jan. 26, 2016 (GLOBE NEWSWIRE) -- Community West Bancshares (Community West or the Company), (NASDAQ:CWBC), parent company of Community West Bank (Bank), today reported net income of $1.9 million in the fourth quarter of 2015 (4Q15) compared to net income of $1.6 million in the third quarter (3Q15) and $2.2 million in the fourth quarter a year ago (4Q14).  For the full year, Community West reported net income of $2.9 million compared to net income of $7.0 million a year ago.  Excluding the $7.1 million net loan litigation settlement, Community West’s net income for the year would have been $7.0 million. (See page 8 – “Non-Gaap Financial Information”)

“Loan and deposit growth, solid net interest margin, and continuing credit quality improvement fueled profitability in the fourth quarter,” said Martin E. Plourd, President and Chief Executive Officer.  “We are optimistic about the opportunities for growth in 2016, particularly expanding further into San Luis Obispo County.”

4Q15 Financial Highlights

  Nonaccrual loans, net, decreased 54.5% to $5.0 million at December 31, 2015, compared to $11.0 million a year ago, representing the lowest level since 3Q07.
  Net income available to common stockholders for 4Q15 was $1.8 million, or $0.21 per diluted share, compared to $2.0 million, or $0.24 per diluted share, for 4Q14.  The 4Q15 results included a provision for loan losses of ($277,000) compared to ($1.6 million) in 4Q14.
  Annualized return on average assets was 1.19%.
  Annualized return on average common equity was 11.96%.
  Net interest margin was 4.90% for 4Q15 compared to 4.52% for 4Q14. One large nonaccrual loan relationship was paid off during the quarter and back interest was recorded, increasing yield on earning assets by 47 basis points.
  Net loans increased 10.1% to $536.5 million at December 31, 2015, compared to $487.3 million a year earlier.
  Total deposits increased 14.1% to $544.3 million at December 31, 2015, compared to $477.1 million a year ago.
  Non-interest bearing deposits increased 33.3% to $76.5 million at December 31, 2015, compared to $57.4 million a year earlier.
  Other assets acquired through foreclosure remained low at $198,000 at December 31, 2015, compared to $137,000 a year earlier.
  Book value per common share was $7.55 at December 31, 2015, compared to $7.31 a year ago.
  Community West Bank’s capital ratios continue to be strong with its total risk-based capital ratio at 13.70% and Tier 1 leverage ratio at 10.38% at December 31, 2015.

Including $44,000 of preferred stock dividends, the net income available to common stockholders was $1.8 million, or $0.21 per diluted share, in 4Q15 compared to net income available to common stockholders of $1.5 million, or $0.17 per diluted share, in 3Q15 and net income available to common stockholders of $2.0 million, or $0.24 per diluted share, in 4Q14.

Income Statement

“In addition to higher than industry average loan yields, we had a loan interest recovery during the quarter, which contributed to our strong net interest margin,” said Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer.  Fourth quarter net interest margin improved 35 basis points to 4.90% compared to 3Q15 and improved 38 basis points compared to 4Q14.  Of the increase in asset yields in 4Q15, 47 basis points was attributable to one nonaccrual lending relationship which was paid in full.  For all of 2015, Community West’s net interest margin improved 30 basis points to 4.80% compared to 4.50% in 2014.

Community West’s fourth quarter net interest income was $7.5 million, a 10.0% increase compared to $6.8 million in the preceding quarter and a 18.3% increase compared to $6.3 million in 4Q14.  For the year, net interest income increased 12.0% to $27.7 million compared to $24.7 million a year ago.

Non-interest income was $538,000 in 4Q15 compared to $554,000 in 3Q15 and $471,000 in 4Q14.  For the full year, non-interest income increased modestly to $2.3 million compared to $2.2 million in 2014.

Fourth quarter non-interest expenses totaled $5.1 million, compared to $5.0 million in 3Q15 and $4.6 million in 4Q14.  For the year, non-interest expenses were $27.3 million compared to $20.1 million a year ago.  The year over year increase is primarily a result of the $7.1 million loan litigation settlement in 3Q15.  (See page 8 – “Non-Gaap Financial Information”)

Balance Sheet

Net loans increased 2.0% to $536.5 million at December 31, 2015, compared to $526.0 million at September 30, 2015, and increased 10.1% compared to $487.3 million a year ago.  Commercial real estate loans outstanding were up 12.6% from year ago levels to $179.5 million at December 31, 2015, and comprise 33.0% of the total loan portfolio.  Manufactured housing loans were up 4.9% from year ago levels to $177.9 million and represent 32.7% of total loans.  Commercial loans increased 43.7% from year ago levels to $107.5 million and represent 19.8% of the total loan portfolio and SBA loans decreased 22.7% from a year ago to $47.9 million and represent 8.8% of the total loan portfolio.

Deposits totaled $544.3 million at December 31, 2015, up 3.3% compared to $526.8 million at September 30, 2015 and grew 14.1% compared to $477.1 million a year earlier.  Non-interest bearing deposit accounts increased 33.3% to $76.5 million at December 31, 2015, compared to $57.4 million a year earlier.  Core deposits, defined as non-interest-bearing checking, interest-bearing checking, money market accounts, savings accounts and retail certificates of deposit totaled $408.7 million at December 31, 2015 and comprise 75.1% of total deposits, compared to $378.1 million, or 79.3% of total deposits, a year ago.

Community West’s total assets were $621.2 million at December 31, 2015, a 3.4% increase compared to three months earlier and a 11.5% increase compared to a year ago.  Stockholders’ equity declined to $61.9 million at December 31, 2015, compared to $65.9 million at September 30, 2015, and $67.0 million a year ago as preferred stock of $5.6 million was redeemed.  (See page 3 - “Final redemption of preferred stock.”)  Book value per common share was $7.55 at December 31, 2015 compared to $7.36 at September 30, 2015, and $7.31 a year ago.

Credit Quality

The negative loan loss provision was $277,000 in 4Q15, compared to $445,000 in 3Q15, and $1.6 million in 4Q14.  Net loan recoveries were $181,000 in 4Q15 compared to $214,000 in 3Q15 and $216,000 in 4Q14.  “As a result of strong asset quality, including the solid loan loss reserves already in place, we recorded a negative provision for loan losses in the last eight quarters and net loan loss recoveries in seven of the past eight quarters,” added Plourd.

The total allowance for loan losses was $6.9 million at December 31, 2015, or 1.44% of total loans held for investment, compared to 1.50% at September 30, 2015, and 1.84% a year ago.  Net nonaccrual loans decreased to $5.0 million, or 0.92% of total loans at December 31, 2015, compared to $5.3 million, or 0.99% of total loans, three months earlier, and decreased 54.5% compared to $11.0 million, or 2.23% of total loans, a year ago.

Of the $5.0 million in net nonaccrual loans, $2.4 million were commercial real estate loans, $1.6 million were manufactured housing loans, $403,000 were SBA loans, $313,000 were home equity line of credit loans, $282,000 were single family real estate loans and $44,000 were commercial loans.

Other assets acquired through foreclosure totaled $198,000 at December 31, 2015, compared to $206,000 three months earlier and $137,000 a year earlier.  Nonaccrual loans plus other assets acquired through foreclosure, net of SBA/USDA guarantees, totaled $5.2 million, or 0.84% of total assets, at December 31, 2015, compared to $5.5 million, or 0.91% of total assets, three months earlier and $11.2 million, or 2.00% of total assets, a year ago.

Final Redemption of Preferred Stock

On November 2, 2015, the Company redeemed the remaining $5,574,000 of its 9%, Cumulative Perpetual Preferred Stock, Series A.  The Company finalized a $10 million line of credit at a rate of one-month Libor plus 3.75% to assist in paying for this final redemption and use for other future corporate purposes.  The Company originally issued 15,600 shares of Fixed Rate Cumulative Perpetual Stock, Series A, to Treasury under the Troubled Asset Relief Program (TARP) Capital Purchase Program.  In December 2012, Treasury auctioned the preferred shares to private investors.

Declares Cash Dividend of $0.03 Per Common Share

The Company’s Board of Directors declared a quarterly cash dividend of $0.03 per common share, payable February 29, 2016 to common shareholders of record on February 11, 2016.

Stock Repurchase Program

On August 31, 2015, the Company announced that the Board of Directors authorized a common stock repurchase program of up to $3 million.  As of December 31, 2015, 4,000 shares had been repurchased, leaving outstanding common stock shares of 8,205,858.

Use of Non-GAAP Financial Information

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has five full-service California branch banking offices, in Goleta, Santa Barbara, Santa Maria, Ventura and Westlake Village and one loan production office in San Luis Obispo. The principal business activities of the Company are Relationship business banking, Manufactured Housing lending and SBA lending.

Safe Harbor Disclosure

This release contains forward-looking statements that reflect management's current views of future events and operations.  These forward-looking statements are based on information currently available to the Company as of the date of this release.  It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014

Interest income
Loans, including fees	$7,886	$7,131	$6,798	$29,139	$27,166
Investment securities and other	249	244	220	1,083	838
Total interest income	8,135	7,375	7,018	30,222	28,004
Interest expense
Deposits	622	587	624	2,383	2,663
Other borrowings and convertible debt	51	6	88	133	612
Total interest expense	673	593	712	2,516	3,275
Net interest income	7,462	6,782	6,306	27,706	24,729
Provision for loan losses	(277)	(445)	(1,575)	(2,274)	(5,135)
Net interest income after provision for loan losses	7,739	7,227	7,881	29,980	29,864
Non-interest income
Other loan fees	225	244	184	1,014	904
Document processing fees	102	141	97	466	394
Service charges	99	92	69	351	284
Other	112	77	121	478	615
Total non-interest income	538	554	471	2,309	2,197
Non-interest expenses
Salaries and employee benefits	3,175	3,412	2,846	12,904	12,154
Occupancy, net	519	507	475	1,958	1,852
Professional services	257	212	384	993	1,551
Data processing	145	135	145	533	570
Advertising and marketing	118	116	179	466	608
Depreciation	109	103	86	399	324
Stock based compensation	79	73	38	412	308
FDIC assessment	90	99	85	342	338
Loan servicing and collection	114	10	259	395	845
Loan litigation settlement, net	(8)	(50)	-	7,095	-
Other	493	421	149	1,784	1,531
Total non-interest expenses	5,091	5,038	4,646	27,281	20,081
Income before provision for income taxes	3,186	2,743	3,706	5,008	11,980
Provision for income taxes	1,335	1,152	1,520	2,138	4,934
Net Income	1,851	1,591	2,186	2,870	7,046
Dividends and accretion on preferred stock	44	125	159	445	937
Discount on partial redemption of preferred stock	-	-	(15)	(129)	(159)
Net income available to common stockholders	$1,807	$1,466	$2,042	$2,554	$6,268
Earnings per share:
Basic	$0.22	$0.18	$0.25	$0.31	$0.77
Diluted	$0.21	$0.17	$0.24	$0.30	$0.75

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except per share data)

	December 31,	September 30,	December 31,
	2015	2015	2014

Cash and cash equivalents	$2,789	$1,876	$1,631
Time and interest-earning deposits in other financial institutions	32,829	21,916	17,427
Investment securities	30,466	31,201	30,641
Loans:
Commercial	107,510	99,871	74,792
Commercial real estate	179,491	177,302	159,432
SBA	47,880	50,381	61,963
Manufactured housing	177,891	173,432	169,662
Single family real estate	19,073	20,671	15,744
HELOC	10,934	11,134	13,481
Other	683	207	59
Total loans	543,462	532,998	495,133

Loans, net
Held for sale	64,488	65,491	66,759
Held for investment	478,974	467,507	428,374
Less: Allowance	(6,916)	(7,012)	(7,877)
Net held for investment	472,058	460,495	420,497
NET LOANS	536,546	525,986	487,256

Other assets	18,583	20,058	20,363

TOTAL ASSETS	$621,213	$601,037	$557,318

Deposits
Non-interest-bearing demand	$76,469	$73,073	$57,364
Interest-bearing demand	250,509	250,738	275,631
Savings	13,690	13,943	15,265
Certificates of deposit ($250,000 or more)	66,722	56,745	13,601
Other certificates of deposit	136,948	132,287	115,223
Total deposits	544,338	526,786	477,084
Other borrowings	10,500	5,000	10,000
Other liabilities	4,431	3,339	3,227
TOTAL LIABILITIES	559,269	535,125	490,311

Stockholders' equity	61,944	65,912	67,007

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
	$621,213	$601,037	$557,318

Shares outstanding	8,206	8,201	8,203

Book value per common share	$7.55	$7.36	$7.31

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands except per share amounts)(Unaudited)
	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended
PERFORMANCE MEASURES AND RATIOS	Dec. 31, 2015	Sep. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Return on average common equity	11.96%	10.54%	14.70%	4.69%	12.51%
Return on average assets	1.19%	1.05%	1.54%	0.49%	1.25%
Efficiency ratio	63.64%	68.68%	68.56%	90.89%	74.58%
Net interest margin	4.90%	4.55%	4.52%	4.80%	4.50%

	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended
AVERAGE BALANCES	Dec. 31, 2015	Sep. 30, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Average assets	$614,688	$601,776	$564,634	$588,369	$562,474
Average earning assets	603,921	591,018	553,564	577,755	549,136
Average total loans	537,917	526,119	497,211	513,826	489,598
Average deposits	537,269	523,108	480,878	509,022	469,477
Average equity (including preferred stock)	63,334	65,478	66,041	66,076	67,600
Average common equity (excluding preferred stock)	61,395	59,904	58,984	61,140	56,313

EQUITY ANALYSIS	Dec. 31, 2015	Sep. 30, 2015	Dec. 31, 2014
Total equity	$61,944	$65,912	$67,007
Less: senior preferred stock	-	(5,574)	(7,014)
Total common equity	$61,944	$60,338	$59,993

Common stock outstanding	8,206	8,201	8,203
Book value per common share	$7.55	$7.36	$7.31

ASSET QUALITY	Dec. 31, 2015	Sep. 30, 2015	Dec. 31, 2014
Nonaccrual loans, net	$5,013	$5,287	$11,027
Nonaccrual loans, net/total loans	0.92%	0.99%	2.23%
Other assets acquired through foreclosure, net	$198	$206	$137

Nonaccrual loans plus other assets acquired through foreclosure, net	$5,211	$5,493	$11,164
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.84%	0.91%	2.00%
Net loan (recoveries)/charge-offs in the quarter	$(181)	$(214)	$(216)
Net (recoveries)/charge-offs in the quarter/total loans	-0.03%	-0.04%	-0.04%

Allowance for loan losses	$6,916	$7,012	$7,877
Plus: Reserve for undisbursed loan commitments	61	50	39
Total allowance for credit losses	$6,977	$7,062	$7,916
Total allowance for loan losses/total loans held for investment	1.44%	1.50%	1.84%
Total allowance for loan losses/nonaccrual loans	137.96%	132.63%	71.43%

Community West Bank *
Tier 1 leverage ratio	10.38%	10.73%	11.64%
Tier 1 risk-based capital ratio	12.45%	13.15%	14.66%
Total risk-based capital ratio	13.70%	14.40%	15.91%

INTEREST SPREAD ANALYSIS	Dec. 31, 2015	Sep. 30, 2015	Dec. 31, 2014
Yield on total loans	5.82%	5.38%	5.43%
Yield on investments	2.60%	2.52%	2.34%
Yield on interest earning deposits	0.32%	0.30%	0.35%
Yield on earning assets	5.34%	4.95%	5.03%

Cost of interest-bearing deposits	0.53%	0.52%	0.59%
Cost of total deposits	0.46%	0.45%	0.51%
Cost of borrowings	2.31%	0.23%	2.50%
Cost of interest-bearing liabilities	0.57%	0.51%	0.65%

* Capital ratios are preliminary until the Call Report is filed.

NON-GAAP FINANCIAL INFORMATION
(Unaudited)
	Three Months Ended	Twelve Months Ended
NON-GAAP PERFORMANCE MEASURES	Dec. 31, 2015	Dec. 31, 2015
Return on average common equity, excluding loan litigation settlement, net (1)	11.93%	11.52%
Return on average assets, excluding loan litigation settlement, net (1)	1.19%	1.20%
Efficiency ratio, excluding loan litigation settlement, net (2)	63.74%	67.25%

NON-GAAP EARNINGS PER SHARE
Basic (3)	$0.22	$0.82
Diluted (3)	$0.21	$0.79

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
	Three Months Ended	Twelve Months Ended
	Dec. 31, 2015	Dec. 31, 2015
	(in thousands)
Net income	$1,851	$2,870
Loan litigation settlement, net	(8)	7,095
Tax effect on loan litigation settlement, net	3	(2,920)
Net income, excluding loan litigation settlement, net (3)	$1,846	$7,045

	Three Months Ended	Twelve Months Ended
	Dec. 31, 2015	Dec. 31, 2015
	(in thousands)
Total non-interest expenses	$5,091	$27,281
Loan litigation settlement, net	8	(7,095)
Total non-interest expenses, excluding loan litigation settlement, net (3)	$5,099	$20,186

(1) The Company believes these non-GAAP ratios provide a useful metric with which to analyze and evaluate the financial condition of the Company
(2) The Company believes this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company
(3) The Company believes these non-GAAP measurements are a key indicator of the ongoing earnings power of the Company

Contact:
Charles G. Baltuskonis, EVP & CFO
805.692.5821
www.communitywestbank.com